Filed Pursuant to Rule 433
Registration Statement No. 333-165036
February 14, 2011

Honeywell International Inc.

Pricing Term Sheet
4.250% Senior Notes due 2021

Issuer:	Honeywell International Inc.
Principal Amount:	$800,000,000
Coupon:	4.250%
Stated Maturity Date:	March 1, 2021
Price to Public:	99.747%
Yield to Maturity:	4.281%
US Treasury Benchmark:	3.625% due February 15, 2021
US Treasury Yield:	3.601%
Spread to US Treasury:	68bp
Trade Date:	February 14, 2011
Original Issue/Settlement Date:	February 17, 2011
Interest Payment Dates:	March 1 and September 1 of each year,
commencing September 1, 2011
Make Whole Call:	T +10bp
Expected Ratings:	A2/A/A
CUSIP/ISIN	438516 BA3 / US438516BA30
Joint Bookrunners:	Merrill Lynch, Pierce, Fenner & Smith
Incorporated
Barclays Capital Inc.
Citigroup Global Markets Inc.
Senior Co-Managers:	Deutsche Bank Securities Inc.
Goldman, Sachs & Co.
J.P. Morgan Securities LLC
RBS Securities Inc.
UBS Securities LLC
Co-Managers:	BBVA Securities Inc.
BNP Paribas Securities Corp.
HSBC Securities (USA) Inc.
Mitsubishi UFJ Securities (USA), Inc.
SG Americas Securities, LLC
Banca IMI S.p.A.

Note: A credit rating of a security is not a recommendation to buy, sell or hold such security and may be subject to review, revision, suspension, reduction or withdrawal at any time by the assigning rating agency. Each of the ratings included herein should be evaluated independently of any other rating.

The issuer has filed a registration statement (including a prospectus and the accompanying prospectus supplement) with the SEC for the offering to which this communication relates.

Before you invest, you should read the prospectus and the accompanying prospectus supplement in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus and the accompanying prospectus supplement if you request it by calling Merrill Lynch, Pierce, Fenner & Smith Incorporated at (800) 294-1322 (toll free), Barclays Capital Inc. at (888) 603-5847 (toll free), or Citigroup Global Markets Inc. at (877) 858-5407 (toll free).

Filed Pursuant to Rule 433
Registration Statement No. 333-165036
February 14, 2011

Honeywell International Inc.

Pricing Term Sheet
5.375% Senior Notes due 2041

Issuer:	Honeywell International Inc.
Principal Amount:	$600,000,000
Coupon:	5.375%
Stated Maturity Date:	March 1, 2041
Price to Public:	98.865%
Yield to Maturity:	5.452%
US Treasury Benchmark:	4.250% due November 15, 2040
US Treasury Yield:	4.672%
Spread to US Treasury:	78bp
Trade Date:	February 14, 2011
Original Issue/Settlement Date:	February 17, 2011
Interest Payment Dates:	March 1 and September 1 of each year,
commencing September 1, 2011
Make Whole Call:	T +15bp
Expected Ratings:	A2/A/A
CUSIP/ISIN	438516 BB1 / US438516BB13
Joint Bookrunners:	Merrill Lynch, Pierce, Fenner & Smith
Incorporated
Barclays Capital Inc.
Citigroup Global Markets Inc.
Senior Co-Managers:	Deutsche Bank Securities Inc.
Goldman, Sachs & Co.
J.P. Morgan Securities LLC
RBS Securities Inc.
UBS Securities LLC
Co-Managers:	BBVA Securities Inc.
BNP Paribas Securities Corp.
HSBC Securities (USA) Inc.
Mitsubishi UFJ Securities (USA), Inc.
SG Americas Securities, LLC
Banca IMI S.p.A.

Note: A credit rating of a security is not a recommendation to buy, sell or hold such security and may be subject to review, revision, suspension, reduction or withdrawal at any time by the assigning rating agency. Each of the ratings included herein should be evaluated independently of any other rating.

The issuer has filed a registration statement (including a prospectus and the accompanying prospectus supplement) with the SEC for the offering to which this communication relates.

Before you invest, you should read the prospectus and the accompanying prospectus supplement in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus and the accompanying prospectus supplement if you request it by calling Merrill Lynch, Pierce, Fenner & Smith Incorporated at (800) 294-1322 (toll free), Barclays Capital Inc. at (888) 603-5847 (toll free), or Citigroup Global Markets Inc. at (877) 858-5407 (toll free).